Exhibit 2

Altor Fund II GP Limited (the “Company”)

Certified true copy of an extract from the Minutes of a Meeting of the Board of Directors of the Company held on 26 October 2005 at 11.00 AM.

AUTHORISED SIGNATORY LIST

IT WAS RESOLVED that Aztec Financial Services Limited’s Authorised Signatory List, a copy of which is attached to and forms a part of these Minutes, as modified or amended from time to time be and is hereby adopted with immediate effect for use in connection with the administration of the Company.

Certified a true extract

/s/ Emily Sturgess

Emily Sturgess

Authorised Signatory

Aztec Financial Services (Jersey) Limited

The Secretary

Authorised Signatory List – Aztec Financial Services (Jersey) Limited

Name	Category	Signature
Richard James Bevan Anthony	A	/s/ Richard James Bevan Anthony
Reshentha Beeby	A	/s/ Reshentha Beeby
Charlotte Emilie Bentley	A	/s/ Charlotte Emilie Bentley
Alexander James Bermingham	A	/s/ Alexander James Bermingham
Peter Blackburn	A	/s/ Peter Blackburn
Lorna Ann Cavey	A	/s/ Lorna Ann Cavey
Paul Conroy	A	/s/ Paul Conroy
Jonathan William Evans	A	/s/ Jonathan William Evans
John David Gavey	A	/s/ John David Gavey
Dameon Paul Gaynor	A	/s/ Dameon Paul Gaynor
Mathew Richard Hague	A	/s/ Mathew Richard Hague
Gary John Leatt	A	/s/ Gary John Leatt
Karen Mary McSorley	A	/s/ Karen Mary McSorley
Michelle Angela McNaney	A	/s/ Michelle Angela McNaney
Paul Millar	A	/s/ Paul Millar
Edward Henry Whittingham Moore	A	/s/ Edward Henry Whittingham Moore
Erique Mwiza Mvalo	A	/s/ Erique Mwiza Mvalo
Geraldine Mary O’Rourke	A	/s/ Geraldine Mary O’Rourke
James Edward Pledger	A	/s/ James Edward Pledger
Simon Malcolm Radford	A	/s/ Simon Malcolm Radford
Alan Fraser Ross	A	/s/ Alan Fraser Ross

Emily Jane Sturgess	A	/s/ Emily Jane Sturgess
Udi Vithanage	A	/s/ Udi Vithanage
Mark Wanless	A	/s/ Mark Wanless
Christopher Neil Wills	A	/s/ Christopher Neil Wills
Michael James Wood	A	/s/ Michael James Wood

Authorised Signatory List – Aztec Financial Services (Jersey) Limited

Name	Category	Signature
Nadia Assaadi-Irtizaali	B	/s/ Nadia Assaadi-Irtizaali
Patrycja Bocianowska	B	/s/ Patrycja Bocianowska
Daniel Mark Coyne	B	/s/ Daniel Mark Coyne
Raine Janine Corley	B	/s/ Raine Janine Corley
Nathalie Thérèse Crolla	B	/s/ Nathalie Thérèse Crolla
Michael Doherty	B	/s/ Michael Doherty
Stephanie Alison Fumagalli	B	/s/ Stephanie Alison Fumagalli
Karl James Gorin	B	/s/ Karl James Gorin
David Robert Harvey	B	/s/ David Robert Harvey
Matt Jones	B	/s/ Matt Jones
Jennifer Anne Keen	B	/s/ Jennifer Anne Keen
Sharon Alicia Lecrivain	B	/s/ Sharon Alicia Lecrivain
Sophie Charlotte Ross	B	/s/ Sophie Charlotte Ross
Rachael Catherine Smith	B	/s/ Rachael Catherine Smith
Katarzyna Ewa Scriven	B	/s/ Katarzyna Ewa Scriven
Karyn Leigh Singfield	B	/s/ Karyn Leigh Singfield
Leah Sporle	B	/s/ Leah Sporle
Nick Walmsley	B	/s/ Nick Walmsley
Helen Jayne Wetherall	B	/s/ Helen Jayne Wetherall
Sarah Louise Yates	B	/s/ Sarah Louise Yates

Signing Authority:

(1)	For amounts up to and including £5,000.00 or currency equivalent any one category “A” signatory; for amounts up to and including £50,000.00 or currency equivalent any two signatories; and for amounts over £50,000.00 or currency equivalent any two signatories provided that at least one is a category “A” signatory.

(2)	For documents at least one category “A” signatory must be used unless the Directors have resolved otherwise in that instance. No authorised signatory may execute a document in respect of which they have a personal interest unless that document has first been approved by the Directors.

(3)	For foreign exchange transactions over £50,000 (or currency equivalent) any one category “A” signatory; and for telephone transactions over £5,000,000 (or currency equivalent) any two category “A” signatories are authorised to place foreign exchange transactions.

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